UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2013

DIONICS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-08161

Delaware	11-2166744
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

No.8 Ji Yang Road, Xinzhou District Shangrao City, Jiangxi Province, China	334000
(Address of principal executive offices)	(Zip Code)

86 793 8070319 / 86 793 8070676
Registrant's telephone number, including area code:

65 Rushmore Street, Westbury, New York 11590
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2013, Xiaoling Li, the beneficial owner of 95% of the outstanding shares of Dionics, Inc. (the “Company”), acting by written consent, removed Shuzhong Liu and Jun Lu from the Board of Directors of the Company.  Simultaneously  Ms. Li appointed Bo Jiang and Manhuo Wang to the Board of Directors of the Company.

Immediately thereafter, on the same day, the Board of Directors appointed Ms. Li Chairwoman and Chief Executive Officer of the Company, Manhuo Wang President of the Company and Jingwei Huang Chief Financial Officer of the Company.   Information regarding the background of Ms. Li has been reported in previous filings made by the Company with the Securities and Exchange Commission, including the Amendment to our Report on Form 8-K filed on September 10, 2012.  Information regarding the backgrounds of Messrs. Bo Jiang, Manhuo Wang and Jingwei Huang is provided below.

Mr. Bo (Richard) Jiang, age 34, served as a Director of Vastsea Consultants from March 2011 to June 2013. In such position he was responsible for human resource outsourcing and headhunting services. He served as a manager of a 15 person team with responsibility for the achievement of targeted goals.  Prior to that, from February 2010 until March 2011, Mr. Jiang was Executive Assistant to the CEO of AB Securities.  In this position Mr. Jiang was in regular communication with the China Insurance Regulatory Commission, was responsible for coordinating the Process Optimization Project with McKinsey and ensuring that the Project was properly implemented throughout the organization.  From March 2007 through February 2010 Mr. Jiang was a Regional Manager for Aramark, a leader in professional services, food services and facilities management for institutions throughout the world.  In 2005 Mr. Jiang received his undergraduate degree from France Universitaire d’Angers from which he also received an advanced degree in Economic Management in 2007.

Mr. Manhuo Wang, age 59, has nearly forty years experience as a governmental official in various positions in China.  Immediately before joining the Company, Mr. Wang served as the Director and Party Secretary of Housing Authority Bureau in Shangrao City a position which he first occupied in July 2002.

Mr. Jingwei (John) Huang, age 37, has been affiliated with KPMG from July 2000 to the present, most recently as a Senior Manager.  In such capacity his responsibilities included planning and supervising the audits of various private and public companies, including the audits for various listed companies and companies in the process of completing initial public offerings.  As a Senior Manager, Mr. Wang also had responsibility for client solicitation and management. Mr. Huang received a degree in Industrial and Civil Engineering from South China University of Technology in 1999 and an MBA from South China University of Technology in 2000.

Family Relationships

There are no family relationships among any of Xiaoling Li, Bo Jiang, Manhuo Wang and Jingwei Huang.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K with respect to the new officers and directors of the Company.

Compensation Arrangements

Management has determined to compensate Bo Jiang $30,000 per year for his services as director. Ms. Li shall receive a base salary of $200,000 per year for her services as Chairwoman and CEO. Mr. Wang shall receive a salary of $150,000 for serving as a Director and President and Mr. Huang shall receive a base salary of $100,000 for serving as Chief Financial Officer.  In addition each of the officers shall receive such benefits as are mandated under applicable Chinese law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2013	Dionics, Inc.

	By:	/s/ Xiaoling Li
Chief Executive Officer